MATERIAL CONTRACTS

EXHIBIT 10.0 (III)

                                 SECOND ADDENDUM
                                       TO
                       JUNE 11, 1997 MANAGEMENT AGREEMENT
                                       AND
                                 FIRST ADDENDUM
                                       TO
                      AUGUST 13, 1998 MANAGEMENT AGREEMENT
                                       AND
                                    AMENDMENT
                                       TO
           NON-QUALIFIED STOCK OPTION AGREEMENT DATED AUGUST 13, 1998


         These ADDENDA to the Management Agreement executed by and between William J. Sickman (the "Executive") and Scott Technologies, Inc. (formerly known as Figgie International Inc. and hereinafter called the "Company") as of June 11, 1997 (the "1997 Agreement") and the contingent Management Agreement executed by and between the Executive and the Company as of August 13, 1998 (the "1998 Agreement") and this AMENDMENT to the Non-Qualified Stock Option Agreement executed by and between the Executive and the Company as of August 13, 1998 (the "Option Agreement") is entered into as of this 30th day of October, 1998, by and between the Company and the Executive.

         WHEREAS, the 1998 Agreement and the Option Agreement as currently written will not become effective if the Executive gives notice to the Company by October 31, 1998 of his intent to quit the employ of the Company; and

         WHEREAS, it is desirable for the Company to extend the date by which the Executive must give such notice to the Company from October 31, 1998 to November 16, 1998;

         NOW THEREFORE, in consideration of the foregoing, the Company and the Executive agree as follows:

                  (1) Effective November 17, 1998 if the Executive has not given notice of his intent to quit


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the employ of the Company, the Executive agrees to the elimination of any and all of his benefits (including any which would be payable as a result of his death) under the Company's Senior Executive Benefits Program in exchange for three thousand seven hundred sixty (3,760) stock options pursuant to the Option Agreement which options shall have an option price equal to the value of the Company's Class A Common Stock at the close of business on November 16, 1998.

                  (2) Effective as of October 30, 1998, the Company and the Executive hereby agree that Section 3.4 of the 1997 Agreement shall be deemed to be modified to read as follows:

                  "3.4 VOLUNTARY TERMINATION BY THE EXECUTIVE WITH GOOD REASON. In the event that the Executive terminates his employment with Good Reason as defined below in this Section 3.4, the Executive will be entitled to receive the Severance Benefits set forth in Section 3.7 hereof and, if he qualifies therefor, the Severance Pay set forth in
         Section 3.8 hereof. For purposes of this Agreement, an Executive shall be deemed to have terminated his employment for 'Good Reason' if his termination of employment occurs prior to December 31, 1998 and he gives the Company advance written notice of his termination of employment at least forty-five (45) days prior to his termination of employment and, in any event, by November 16, 1998."

                  (3) As of October 30, 1998, the Company and the Executive agree that the 1998 Agreement shall become effective as of November 17, 1998 unless the Executive provides written notice to the Company on or before November 16, 1998 of his intention to terminate his employment with the Company and further agree that the first three (3) sentences of Section 1 and Section
6.8 in its entirety shall be deemed to be modified to read as follows:

                  "This Agreement shall become effective November 17, 1998 provided that the Executive has not prior thereto given notice of his termination of employment with 'Good Reason' as set forth in Section
         3.4 of the Management Agreement between the Company and the Executive


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         dated June 11, 1997 as modified by Addenda dated August 13, 1998 and
         October 30, 1998. If such notice is given prior to November 17, 1998, then this Amended and Restated Management Agreement shall be null and void. The Company will employ the Executive in accordance with the terms and conditions set forth herein as of November 17, 1998 and extending for an initial period ending December 31, 2000 (the >initial period'), subject, however, to earlier termination as expressly provided herein."


                  "6.8 REPLACEMENT OF EXISTING CONTRACT. If this Agreement becomes effective pursuant to Section 1 hereof, it will replace the Management Agreement dated June 11, 1997 between the Company and the Executive and the Addenda to such Agreement dated August 13, 1998 and October 30, 1998."

                  (4) Effective as of October 30, 1998, the Company and the Executive hereby agree that Section 1(h) of the Option Agreement shall be deemed to be modified to read as follows:

                  "(h)  The words 'Effective Date' shall mean November 17,
1998."

                  (5) Effective as of October 30, 1998, the Company and the Executive hereby agree that Section 2 of the Option Agreement shall be deemed to be modified to read as follows:

                  "2. Grant of Option. Effective as of the Effective Date, subject to all of the terms and provisions of this Agreement, the Company grants to the Optionee, upon the terms and conditions set forth hereinafter, the right and option to purchase all or any lesser number of an aggregate of three thousand seven hundred sixty (3,760) Class A Common Shares at an Option Price per share equal to the closing sale price of a Class A Common Share as reported on the NASDAQ National Market System on November 16, 1998. All of such Class A Common Shares are intended to be the subject of a non-qualified stock option, and none of such Class A Common


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         Shares are intended to be the subject of an Incentive Stock Option."

                  (6) These Addenda and this Amendment supersede any contrary provisions of the 1997 Agreement, the 1998 Agreement and the Option Agreement.

         IN WITNESS WHEREOF, the Executive and the Company have executed these Addenda to the 1997 and 1998 Agreements and this Amendment to the Option Agreement as of the day and year first above written.


SCOTT TECHNOLOGIES, INC.


By:           /s/
         -----------------

         Glen W. Lindemann

And:          /s/
         -----------------

         Debra L. Kackley

              /s/
         -----------------


         William J. Sickman
         -----------------







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